Exhibit 99.1

Envirotech Vehicles Names Susan M. Emry

Executive Vice President

Corona, CA/ December 2, 2021 / Envirotech Vehicles, Inc. (OTCQB: EVTV), a provider of new zero-emission, purpose-built electric vehicles, today announced that Susan M. Emry, the Company’s Controller, has been promoted to Executive Vice President, effective December 1, 2021.

Ms. Emry has over 30 years of experience in the transportation, vehicle manufacturing and financial industries. Most recently, she has served as Controller of Envirotech Vehicles since April 2021. She has played an integral role in the Company’s operations, including its efforts to establish a manufacturing facility in the United States, as well as managing the receipt of new vehicles from overseas manufacturers. Previously, Ms. Emry served as the Director, President, Chief Financial Officer and Secretary of Envirotech Drive Systems, Inc. from 2017 until March 2021, when that company merged with ADOMANI, and continues in these roles with Envirotech Drive Systems, Inc., which is now a subsidiary of Envirotech Vehicles, Inc. From 1992 to 2020, Ms. Emry held various roles of increasing responsibility with Michael Di Pietro, CPA, where she provided management advisory and tax preparation services primarily in the high-net-worth client division. Additionally, from 2006 to 2020, Ms. Emry served as Chief Financial Officer of Sardo Bus and Coach Upholstery, a company with more than 100 employees, which specialized in transit vehicle refurbishment.

“It is with great pleasure that we announce the promotion of Sue Emry to Executive Vice President,” Phillip Oldridge, CEO of Envirotech Vehicles, commented. “Sue and I have worked together for over 30 years, and she has consistently provided tremendous value as a key member of our management team. In this new role, Sue’s primary focus will be on operations, with specific oversight of our efforts to establish a U.S. manufacturing facility and other related projects, as well as continuing to manage the receipt of our vehicles from overseas. This is an exciting time for Envirotech as the transition to EV fleet vehicles gains traction, and we look forward to Sue’s continued contributions as we position our Company to capitalize on the tremendous momentum in the EV industry.”

About Envirotech Vehicles

Envirotech Vehicles, Inc. is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.EVTVUSA.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. (formerly ADOMANI, Inc.) with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expected,” “believes,” “strategy,” “opportunity,” “anticipated,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact Information

IMS Investor Relations

John Nesbett/Jennifer Belodeau

Telephone: 203.972.9200

Email: jnesbett@imsinvestorrelations.com

Envirotech Vehicles

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 1205

Email: mike.m@evtvusa.com